EXHIBIT 99.1

Intelligent Systems Announces First Quarter 2014 Results

NORCROSS, Ga., May 15, 2014 (GLOBE NEWSWIRE) -- Intelligent Systems Corporation (NYSE MKT:INS) (www.intelsys.com) announced today its financial results for the three month period ended March 31, 2014.

For the three month period ended March 31, 2014, the company recorded total revenue of $3,670,000 compared to total revenue of $4,086,000 recorded in the first quarter of 2013. In the first quarter of 2014, product revenue declined by 21 percent while service revenue increased by 40 percent, as compared to the same quarter in 2013. The financial results for the first quarter of 2014 reflect the settlement of a legal matter involving the company's ChemFree subsidiary (previously disclosed in the company's SEC filings) that resulted in a legal settlement expense of $387,000. Net loss (which includes the legal settlement expense) allocable to Intelligent Systems Corporation was $586,000 ($0.07 per basic and diluted share) in the first quarter of 2014 compared to net income allocable to Intelligent Systems of $140,000 ($0.02 per basic and diluted share) in the first quarter of 2013. The legal settlement had a negative impact of $.04 per share on the results for the first quarter of 2014.

The results for the first quarter of 2014 are not directly comparable to the first quarter of 2013 due to the legal matter mentioned above. As previously disclosed, an arbitration proceeding was in process over a contract dispute between ChemFree and a third party relating principally to whether sales commissions could be earned by the third party in periods after the contract terminated in November of 2012. Subsequent to March 31, 2014 but before the filing of the company's Form 10-Q for the first quarter, the parties agreed to settle and compromise all claims between them on May 12, 2014 with ChemFree agreeing to pay a total of $706,000 over the next 180 days. The accounting rules require that the financial impact be recorded in the financial statements for the period ended March 31, 2014. Accordingly, the net loss in the first quarter of 2014 includes a charge of $387,000 ($0.04 per share) reflecting the legal settlement expense in excess of prior period accruals.

J. Leland Strange, President and Chief Executive Officer, stated, "While we believe our interpretation of the terms of the expired contract was correct, we reluctantly decided that a settlement was in our best interests due to the inherent uncertainty of a binding arbitration process and the potential for an even greater negative impact if the arbitrator's ruling was not in ChemFree's favor."

While profitable and cash-flow positive on a recurring operating basis (adjusting for the one-time legal matter), ChemFree's product revenue was lower in the first quarter of 2014 compared to the prior year, reflecting the expiration of an equipment lease contract in mid-2013 as well as the lingering effect of a slowdown in purchases by a large customer due to changes in the customer's internal regulatory processes.

The increase in service revenue is associated with solid year-over-year growth in processing services as well as greater maintenance, support and professional services performed by our CoreCard subsidiary. While the licensed software business continues to be CoreCard's main revenue contributor, we are making progress ramping up the processing services business and continue to invest in infrastructure, software, processes and people to support this business.

As we have frequently cautioned, results may vary significantly from quarter-to-quarter due in part to the timing of CoreCard license revenue recognition and the number and value of professional services contracts completed in a given period.

The company intends to file its Form 10-Q for the period ended March 31, 2014 with the Securities and Exchange Commission today, May 15, 2014. For additional information about reported results, investors will be able to access the Form 10-Q on the company's website at www.intelsys.com or on the SEC site, www.sec.gov.

About Intelligent Systems Corporation

For over thirty five years, Intelligent Systems Corporation (NYSE MKT:INS) has identified, created, operated and grown early stage technology companies. The company has operations and investments in the information technology and industrial products industries. The company's principal majority-owned subsidiaries are CoreCard Software, Inc. (www.corecard.com), a provider of software and services for prepaid and credit card processing, and ChemFree Corporation (www.chemfree.com), a leader in bioremediating parts washer equipment and supplies. Further information is available on the company's website at www.intelsys.com or by calling the company at 770/381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems Corporation and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems Corporation and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise, except as required by law. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are instability in the financial markets, delays in product development, undetected software errors, competitive pressures, changes in customers' requirements or financial condition, market acceptance of products and services, changes in the performance, financial condition or valuation of affiliate companies, the risks associated with investments in privately-held early stage companies and further declines in general economic and financial market conditions, particularly those that cause businesses to delay or cancel purchase decisions.

Intelligent Systems Corporation
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2014	2013
Revenue
Products	$ 2,677	$ 3,378
Services	993	708
Total net revenue	3,670	4,086
Cost of revenue
Products	1,524	1,636
Services	437	585
Total cost of revenue	1,961	2,221
Expenses
Marketing	380	504
General and administrative	919	730
Research and development	789	617
Legal settlement	387	99
Loss from operations	(766)	(85)
Other income (expense)
Interest income, net	3	2
Equity in income (loss) of affiliate company	5	(1)
Other income, net	8	17
Loss before income taxes	(750)	(67)
Income taxes	12	2
Net loss	(762)	(69)
Net loss attributable to noncontrolling interest	176	209
Net income (loss) attributable to Intelligent Systems Corporation	$ (586)	$ 140
Net income (loss) per share attributable to Intelligent Systems Corporation: basic and diluted	$ (0.07)	$ 0.02
Basic and diluted weighted average common shares outstanding	8,958,028	8,958,028

Intelligent Systems Corporation
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	March 31, 2014	December 31, 2013
ASSETS	(unaudited)	(audited)
Current assets:
Cash	$ 2,923	$ 3,433
Marketable securities	367	351
Accounts receivable, net	2,683	2,427
Inventories, net	1,088	1,106
Other current assets	286	327
Total current assets	7,347	7,644
Investments	1,655	1,650
Property and equipment, at cost less accumulated depreciation	1,152	1,145
Patents, net	52	64
Other long term assets	113	124
Total assets	$ 10,319	$ 10,627

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 587	$ 472
Deferred revenue, current portion	525	668
Accrued payroll	615	680
Accrued expenses	468	364
Other current liabilities	256	267
Accrued legal settlement	706	259
Total current liabilities	3,157	2,710
Deferred revenue, net of current portion	213	238
Other long-term liabilities	185	185
Intelligent Systems Corporation stockholders' equity	8,252	8,806
Noncontrolling interest	(1,488)	(1,312)
Total stockholders' equity	6,764	7,494
Total liabilities and stockholders' equity	$ 10,319	$ 10,627

CONTACT: For further information, call
         Bonnie Herron, 770-564-5504
         or email to bherron@intelsys.com